EXHIBIT 10.1

                                                                CONFORMED COPY

                              COMPLETION GUARANTEE



                                   between



                   PETROCHEMICAL INDUSTRIES COMPANY K.S.C.
                                     and
                          UNION CARBIDE CORPORATION
                                as Guarantors


                       NATIONAL BANK OF KUWAIT S.A.K.
                           as Intercreditor Agent


                                     and


                      CITICORP TRUSTEE COMPANY LIMITED
                              as Debt Trustee







                               Clifford Chance
                                   London


                                  CONTENTS
Clause                                                               Page No.

1.     Interpretation...................................................  2

2.     Guarantee........................................................  2

3.     Completion Date..................................................  3

4.     Termination of Guarantee on Completion...........................  3

5.     Preservation of Rights...........................................  5

6.     Payments.........................................................  6

7.     Suspense Account.................................................  7

8.     Taxes............................................................  7

9.     Tax Receipts.....................................................  7

10.    Continuing Security..............................................  8

11.    Assignment and Benefit...........................................  8

12.    Amendments.......................................................  8

13.    Notices..........................................................  8

14.    Remedies and Waivers.............................................  9

15.    Partial Invalidity...............................................  9

16.    Law..............................................................  9

17.    Jurisdiction.....................................................  9

SCHEDULE
Form of Letter of Credit................................................ 11




THIS AGREEMENT is made on 15 day of September, 1996

BETWEEN:

(1)   PETROCHEMICAL INDUSTRIES COMPANY K.S.C. ("PIC");

(2) UNION CARBIDE CORPORATION ("UCC") (PIC and UCC being hereinafter referred to individually as a "Guarantor" and together as the "Guarantors");

(3) NATIONAL BANK OF KUWAIT S.A.K. (in its capacity as intercreditor agent under the Common Terms Agreement for and on behalf of the Banks, the "Intercreditor Agent"); and

(4) CITICORP TRUSTEE COMPANY LIMITED (in its capacity as debt trustee under the Security Trust Agreement for and on behalf of the Primary Beneficiaries, the "Debt Trustee").

WHEREAS:

(A) The Term Loan Banks have, on the terms and subject to the conditions therein contained, agreed to lend money to the Company for the purposes of the Project pursuant to the Term Loan Facility Agreement.

(B) The Lessor has, on the terms and subject to the conditions therein contained, agreed to purchase certain assets from the Company pursuant to the Sale Agreement and to lease the same to the Company for the purposes of the Project pursuant to the Lease.

(C) The Working Capital Banks have, on the terms and subject to the conditions therein contained, agreed to lend money to the Company for the purposes of the Project pursuant to the Working Capital Facility Agreement.

(D) Each of the Guarantors beneficially owns 45 per cent. of the outstanding common stock in the capital of the Company on the date hereof.

(E) It is a condition of the Term Loan Banks, the Lessor and the Working Capital Banks agreeing to make available, respectively, the Term Loan Facility, the Lease Facility and the Working Capital Facility that the Guarantors execute this Agreement.

(F) In consideration of the foregoing, the Guarantors have each agreed to enter into this Agreement on the terms herein contained.

NOW IT IS HEREBY AGREED as follows:

1.    Interpretation

1.1 Capitalised terms shall bear the meaning ascribed thereto in Section 1 of the Schedule to the definitions agreement dated of even date herewith between Equate Petrochemical Co. K.S.C. (Closed), UCC, PIC, the Intercreditor Agent and the Debt Trustee (as the same may be amended from time to time by the parties thereto in accordance with the terms thereof, the "Definitions Agreement").

1.2 The rules of construction set out in Section 2 of the Schedule to the Definitions Agreement shall be applied in construing various terms and references used herein.

2.    Guarantee

2.1 Subject to the further provisions of this Agreement, each Guarantor hereby irrevocably and unconditionally:

      (i) guarantees to the Primary Beneficiaries the due and punctual payment and performance of all the Guaranteed Obligations and promises to pay to the Debt Trustee immediately on demand all amounts from time to time due and payable (but unpaid) by the Company in respect thereof;

      (ii) agrees as a primary obligation to indemnify the Primary Beneficiaries from time to time immediately on demand from and against any loss or expense incurred by any or all of the Primary Beneficiaries as a result of any of the Guaranteed Obligations being or becoming void, voidable or unenforceable for any reason whatsoever, whether or not known to any of the Primary Beneficiaries, the amount of such loss or expense being the amount which any or all of the Primary Beneficiaries would otherwise have been entitled to recover from the Company in respect of the Guaranteed Obligations; and

      (iii) agrees as a primary obligation to indemnify the Primary Beneficiaries from time to time immediately on demand from and against any loss or expense incurred by any or all of them as a result of any breach by such Guarantor of its obligations under Clause 3,

Provided that the maximum combined liability of the Guarantors under Clause 2.1(i) or Clause 2.1(ii) in respect of any sum becoming payable to any Approved Hedging Counterparty pursuant to any Approved Hedging Agreement shall be subject to such caps as the Company, the Guarantors and such Approved Hedging Counterparty may have agreed in writing prior to the execution of such Approved Hedging Agreement.

2.2 Each Guarantor's obligations under Clause 2.1 shall be limited to its Respective Percentage of any amount constituting a Guaranteed Obligation which is not paid when due or, as the case may be, of any such amount becoming void, voidable or unenforceable or of any loss or expense incurred by the relevant Primary Beneficiaries.

2.3 The obligations of the Guarantors under this Agreement shall be several and not joint. Neither Guarantor shall be responsible for any of the obligations of the other Guarantor hereunder resulting from the latter's failure to discharge any such obligation.

2.4 The Debt Trustee agrees that if it makes demand on one Guarantor in relation to any amount payable by such Guarantor pursuant to this Agreement, it shall (subject to Clause 4) contemporaneously make a demand on the other Guarantor for any amount then payable by such other Guarantor pursuant to this Agreement, but no failure by the Debt Trustee to make demand of a Guarantor pursuant to this Clause 2.4 shall limit or otherwise affect the obligations of the other Guarantor hereunder to make immediate payment of the amount demanded of it hereunder.

2.5 Any demand by the Debt Trustee under this Agreement shall be accompanied by a certificate from the Debt Trustee certifying the amount of the Guaranteed Obligations and/or any loss or expense contemplated by Clause 2.1(iii) to which such demand relates and such certificate shall, in the absence of manifest error, be conclusive evidence of such amount. Except as expressly provided herein, each Guarantor hereby waives all requirements as to diligence, presentment, demand of payment, protest or notice of any kind with respect to its payment obligations hereunder.

2.6 The Debt Trustee may make multiple demands under this Agreement. Only the Debt Trustee may make demands under this Agreement.

3.    Completion Date

      The Guarantors hereby covenant and undertake with the Primary Beneficiaries to procure that the Plant Completion Tests are satisfied on or prior to 30 September 2000 (including, without limitation, and to the extent necessary, by making Extraordinary Shareholder Contributions in an amount equal to any Cost Overruns).

4.    Termination of Guarantee on Completion

4.1 Each Guarantor's obligations under Clause 2 and Clause 3 shall terminate on:

      (i) the date on which the Debt Trustee determines and notifies the Guarantors, the Company and all Primary Beneficiaries that the Primary Beneficiary Release Date has occurred; or

      (ii) the first date falling after the date (the "Relevant Date") upon which all the Completion Conditions shall have been satisfied, as determined and notified to the Company and the Guarantors by the Intercreditor Agent acting in good faith following consultation, with the Technical Bank, the Technical Consultant, the Insurance Bank, the Insurance Consultant, the Modelling Bank, the Market Consultant and the Debt Trustee (and the Intercreditor Agent agrees to enter into such consultations with a view to making such determination and giving such notification from time to time upon the request of the Guarantors), upon which:

            (a) any Guaranteed Obligations which remain outstanding on the Relevant Date; and

            (b) any amounts demanded by the Debt Trustee on or prior to the Relevant Date and payable (but unpaid) by such Guarantor pursuant to the terms hereof,

            (each as notified to the Guarantors by the Debt Trustee within fourteen (14) days of the Relevant Date), are satisfied (and, for the avoidance of doubt, with effect from the Relevant Date the liability of the Guarantors shall be limited to the amounts set out in paragraphs (a) and (b) of this Clause 4.1).

4.2   If, on any date (the "Financial Test Date"):

      (i) the Relevant Date would have occurred but for failure to satisfy the test set out in paragraph (v) of the definition of Financial Test (and, for the avoidance of doubt, all other Financial Tests and all other Completion Conditions had been satisfied on or before such date); and

      (ii) the test set out in paragraph (v) of the definition of Financial Test would have been satisfied if UCC had (a) not been released from its obligation to provide a Letter of Credit in accordance with Clause 9 of the Sponsor Support Agreement by virtue of becoming an Expropriated Sponsor and
(b) provided such Letter of Credit; and

      (iii) PIC provides a Letter of Credit in an amount equal to its Respective Percentage of the ASC Facility Amount as required by the Sponsor Support Agreement,

      (as determined and notified to the Company and the Guarantors by the Intercreditor Agent acting in good faith following consultation, to the extent applicable, with the Technical Bank, the Technical Consultant, the Insurance Bank, the Insurance Consultant, the Modelling Bank, the Marketing Consultant and the Debt Trustee) then on the first date thereafter upon which:

            (a) any Guaranteed Obligations which remain outstanding on the Financial Test Date; and

            (b) any amounts demanded by the Debt Trustee on or prior to the Financial Test Date and payable (but unpaid) by such Guarantor pursuant to the terms hereof,

      (each as notified to the Guarantor by the Debt Trustee within fourteen
(14) days of the Financial Test Date) are satisfied:

      (x) (without prejudice to UCC's continuing obligations hereunder) PIC shall be released from its several obligations under Clauses 2 and 3 (and, for the avoidance of doubt, with effect from the Financial Test Date, the liability of PIC shall be limited to its Respective Percentage of the amounts set out in paragraphs (a) and (b) of this Clause 4.2); and

      (y) UCC shall have the right, by arranging for a standby letter of credit to be issued in accordance with Clauses 4.2 and 4.3 supporting its obligations hereunder, to limit its continuing obligations under Clause 2 and Clause 3 (other than in respect of the amounts set forth in (a) and (b) above) to $54,000,000.

4.3 The standby letter of credit issued in accordance with Clause 4.2(y) above shall:

      (i)   be opened and maintained in favour of the Debt Trustee;

      (ii) be issued and confirmed by banks acceptable to the Majority Term Banks with long term credit ratings of not less than A (or any equivalent replacement thereof) by Standard & Poor's Corporation (or the equivalent thereof by Moody's Investor Services, Inc.);

      (iii) be drawable on demand by the Debt Trustee and shall be drawn, as between UCC and the Debt Trustee on any day following the day on which an amount is required to be paid by UCC hereunder, subject to the rights of the Debt Trustee under Clause 4.4;

      (iv) have available for drawing, on one or more occasions, an aggregate sum of $54,000,000;

      (v) have an initial expiry date falling no earlier than two years after the date of issue; and

      (vi) be substantially in the form set out in the Schedule and otherwise generally on terms and conditions reasonably acceptable to the Majority Term Banks.

4.4   If:

      (i) any standby letter of credit issued in accordance with Clause 4.2(y) is scheduled to expire before the full amount thereof has been drawn and is not replaced by one or more alternative standby letters of credit (which satisfy the requirements set out in Clause 4.3) at least two months prior to such expiry date; or

      (ii) if the long term credit rating of any bank by which such letter of credit is issued or confirmed falls below BBB+ (or any equivalent replacement thereof) by Standard & Poor's Corporation (or the equivalent thereof by Moody's Investors Services, Inc.) and such letter of credit is not replaced by one or more alternative standby letters of credit (which satisfy the requirements set out in Clause 4.3) within two months of such date, then, in either such case, the Debt Trustee may draw the full amount of such letter of credit and place the funds on deposit as security for UCC's continuing obligations under this Agreement.

5.    Preservation of Rights

5.1 The obligations of each Guarantor herein contained shall be in addition to and independent of every other security which the Debt Trustee or any other Primary Beneficiary may at any time hold in respect of any of the Guaranteed Obligations and may be enforced without the Debt Trustee or any other Primary Beneficiary first having recourse to any such security and without the Debt Trustee or any other Primary Beneficiary first taking steps or proceedings against the Company.

5.2 Neither the obligations of each Guarantor herein contained nor the rights, powers and remedies conferred in respect of each Guarantor upon the Debt Trustee or any other Primary Beneficiary by the Finance Documents or by law shall be discharged, impaired or otherwise affected by:

      (i) the winding-up, dissolution, administration or re-organisation of the Company or any other person, or any change in its status, function, control or ownership;

      (ii) any of the obligations of the Company or any other person under any of the Finance Documents being or becoming illegal, invalid, unenforceable or ineffective in any respect;

      (iii) time or other indulgence being granted or agreed to be granted to the Company or any other person in respect of its obligations under any of the Finance Documents;

      (iv) any amendment to, or any variation, waiver or release of, any obligation of the Company or any other person under any of the Finance Documents;

      (v) any failure to take, or fully to take, any security contemplated by any of Finance Documents or otherwise agreed to be taken in respect of the Company's obligations under any of the Finance Documents;

      (vi) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Company's obligations under any of the Finance Documents; or

      (vii) any other act (other than repayment of the Guaranteed
Obligations), event or omission which, but for this Clause 5.2, might operate to discharge, impair or otherwise affect any of the obligations of either Guarantor herein contained or any of the rights, powers or remedies conferred upon the Debt Trustee by the Finance Documents or by law.

5.3 Any settlement or discharge given by the Debt Trustee or any other Primary Beneficiary to either Guarantor in respect of such Guarantor's obligations hereunder or any other agreement reached between the Debt Trustee or any other Primary Beneficiary and such Guarantor in relation thereto shall be, and be deemed always to have been, void if any act on the faith of which the Debt Trustee or such other Primary Beneficiary gave such Guarantor that settlement or discharge or entered into that agreement is subsequently avoided by or in pursuance of any provision of law.

5.4 Neither the Debt Trustee nor any other Primary Beneficiary shall be obliged before the Debt Trustee may exercise any of the rights, powers or remedies conferred upon it in respect of either Guarantor hereby or by law:

      (i)   to make any demand of the Company or any other person;

      (ii) to take any action or obtain judgment in any court against the Company or any other person;

      (iii) to make or file any claim or proof in a winding-up or dissolution of the Company or any other person; or

      (iv) to enforce or seek to enforce any security taken in respect of any of the obligations of the Company under any of the Finance Documents.

6.    Payments

6.1 On each date on which this Agreement requires an amount to be paid by a Guarantor to the Debt Trustee such Guarantor shall make the same available to the Debt Trustee by payment to such Proceeds Account as the Debt Trustee shall specify for such purpose. Any amount payable by a Guarantor in relation to a Guaranteed Obligation pursuant to Clause 2.1(i) or Clause 2.1(ii) shall be paid in the currency of the amount which the Debt Trustee or any or all of the Primary Beneficiaries would otherwise have been entitled to recover from the Company in respect of such Guaranteed Obligation. Any amount payable by a Guarantor pursuant to Clause 2.1(iii) shall be paid in the currency of the loss or expense incurred by the Debt Trustee or, as the case may be, any or all of the Primary Beneficiaries as a result of the breach by such Guarantor of its obligations under Clause 3. Any payment received by the Debt Trustee in a currency other than those required to discharge Guaranteed Obligations shall be converted (unless such sums are to be credited for the time being to a suspense account) by the Debt Trustee from its existing currency of denomination into any required currency at the Account Bank's then prevailing spot rate for the purchase of the required currency with the first mentioned currency at the office of the Account Bank by which such conversion is made and, following such conversion, credited to a Proceeds Account.

6.2 All payments required to be made by a Guarantor hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

7.    Suspense Account

      All amounts received, recovered or realised by the Debt Trustee from a Guarantor in relation to any Guaranteed Obligation may, in the Debt Trustee's discretion, be credited to an interest bearing suspense account in the name of the Debt Trustee and may be held in such account until the Debt Trustee is satisfied that all Secured Obligations owed to the Primary Beneficiaries have been paid and discharged in full.

8.    Taxes

8.1 Each payment to be made by a Guarantor hereunder shall be made without set-off or counterclaim and free and clear of any withholdings or deductions for or on account of any present or future taxes, unless such Guarantor is compelled by law to make payment subject to taxes. In the latter event, such Guarantor shall at the same time pay such additional amount as may be necessary to ensure that the recipient receives a net amount equal to the full amount which it would have received had payment from such Guarantor not been subject to any such taxes and shall promptly account to the relevant authorities for the relevant amount of any such taxes so withheld or deducted.

8.2 Without prejudice to the provisions of Clause 8.1, if any Primary Beneficiary (or the Debt Trustee or any Agent on its behalf) is required to make any payment on account of tax on or in relation to any sum received or receivable hereunder from a Guarantor (including, without limitation, any sum received or receivable under this Clause 8.2) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such Primary Beneficiary (or the Debt Trustee or any Agent on its behalf), such Guarantor shall, upon demand of the Debt Trustee, indemnify such person against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

9.    Tax Receipts

9.1 If, at any time, either Guarantor is required by law to make any deduction or withholding from any sum that has become payable by it hereunder, such Guarantor shall so advise the Debt Trustee not later than the time at which it is obliged to pay the same.

9.2 If either Guarantor makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Debt Trustee, within ten days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority or other satisfactory evidence of payment in respect of the payment to such authority of all amounts so required to be deducted or withheld.

10.   Continuing Security

      Subject to Clause 4 hereof, the obligations of each Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and, in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the Guaranteed Obligations and shall continue in full force and effect until final payment in full of all amounts owing by the Company in respect of such Guaranteed Obligations.

11.   Assignment and Benefit

11.1 None of the Company or the Guarantors may assign, transfer, novate or dispose of its respective rights or obligations hereunder or any rights arising by way of subrogation or otherwise as a result of any payments made hereunder (other than pursuant to the Deed of Subordination).

11.2 The Debt Trustee holds the benefit of this Agreement on trust for the Primary Beneficiaries. For this purpose, the obligations of each Guarantor under this Agreement are given by it in favour of the Debt Trustee and each Primary Beneficiary.

12.   Amendments

      No amendment, waiver, variation, supplementation or modification in relation to this Agreement shall be effective unless such amendment, waiver, variation, supplementation or modification is entered into pursuant to an instrument in writing signed by all the parties hereto.

13.   Notices

13.1 Each communication to be made by any party hereto to any other party hereto, shall be made in writing but, unless otherwise stated, may be made by telex, facsimile transmission or letter.

13.2 Any communication or document to be made or delivered by any party hereto to any other party hereto shall (unless that other person has by fifteen days' prior written notice to the other parties specified another address, telex number or facsimile number) be made or delivered to that other person at the address identified with its signature below, shall be deemed to have been made or delivered when despatched (in the case of any communication made by telex or facsimile) or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address Provided that any communication or document to be made or delivered to the Debt Trustee or the Intercreditor Agent shall be effective only when received by the Debt Trustee or the Intercreditor Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Debt Trustee's or, as the case may be, the Intercreditor Agent's signature below (or such other department or officer as the Debt Trustee or the Intercreditor Agent shall from time to time specify for this purpose).

13.3 Each communication and document made or delivered by any party hereto to any other party hereto shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

14.   Remedies and Waivers

      No failure to exercise, nor any delay in exercising, on the part of the Debt Trustee, of any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

15.   Partial Invalidity

      If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

16.   Law

      This Agreement shall be governed by and construed in accordance with English law.

17.   Jurisdiction

17.1 Each Guarantor irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

17.2 UCC irrevocably agrees that the courts of the State of New York and the courts of the United States of America in New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.


17.3 UCC and (in the case of Clause 17.1 only) PIC irrevocably waives any objection which it might now or hereafter have to any of the courts referred to in Clauses 17.1 and 17.2 being nominated as a forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

17.4 Each Guarantor agrees that the process by which any suit, action or proceeding in England is begun may be served on it by being delivered to Hackwood Secretaries Limited of Barrington House, 59-67 Gresham Street, London EC2V 7JA or its principal place of business in England from time to time. If the appointment of the person identified in this Clause 17.4 ceases to be effective UCC or, as the case may be, PIC shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Debt Trustee shall be entitled to appoint such a person by notice to each Guarantor. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

17.5  The submission to the jurisdiction of the courts referred to in Clauses
17.1 and 17.2 shall not (and shall not be construed so as to) limit the right of the Debt Trustee to take proceedings against either Guarantor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

17.6 Each Guarantor hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

17.7 To the extent that either Guarantor may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction and, in particular, to the intent that in any proceedings taken in New York the foregoing waiver of immunity shall have effect under and be construed in accordance with the United States Foreign Sovereign Immunities Act of 1976.

17.8 Each party hereto hereby waives any rights that it may have in any jurisdiction to trial by jury.

IN WITNESS WHEREOF this Agreement has been duly executed on the date first written at the start of this Agreement.


                                  SCHEDULE

                          Form of Letter of Credit


To:   [                            ] (the "Debt Trustee")


                                                             L/C No: [    ]
                                                               Date: [    ]

Dear Sirs

Irrevocable Letter of Credit in relation to the Equate Petrochemical Project issued pursuant to the Completion Guarantee (the "Completion Guarantee") dated
[         ] 1996 between Petrochemical Industries Company K.S.C., Union
Carbide Corporation ("UCC"), the Debt Trustee and National Bank of Kuwait
S.A.K.

1. In this letter the following expressions have the meanings set opposite them:

      "Demand":    each written notice of demand by the Debt Trustee in the
form set out in the Appendix.

      "Expiry Date":    [              ] (as the same may be extended in
accordance with paragraph 6 below).

      "Issuing Bank":   [                                              ]

      "Issuing Bank's
      "Address":        [                                               ]

      "Total Sum":      $54,000,000 [or in the case of subsequent replacement
L/C's the outstanding amount of UCC's cap]

2. Upon the Issuing Bank receiving a Demand before the Expiry Date, the Issuing Bank irrevocably and unconditionally (but subject to the remaining provisions of this letter of credit) agrees to pay to the Debt Trustee the amount specified in the Demand on the date falling five business days after the receipt by the Issuing Bank of the Demand or such later date (falling not more than 30 days after the Expiry Date) as may be specified in the Demand.

3.    (a)   The aggregate amount payable by the Issuing Bank hereunder shall not exceed the Total Sum.

      (b) Any payment made hereunder shall be made by the Issuing Bank by direct bank transfer to such account with such bank as may be specified in the Demand, or in such other manner as may be acceptable to the Debt Trustee in accordance with the terms of the Demand.

      (c) The obligations of the Issuing Bank hereunder shall cease upon the Expiry Date except in respect of any Demand received by the Issuing Bank hereunder on or prior to such date.

4.    Each Demand shall specifically refer to this Letter of Credit Re Equate
Petrochemical Project No. [   ] and shall be given to the Issuing Bank by
notice in writing by an authorised signatory of the Debt Trustee at the
Issuing Bank's Address (marked for the attention of [           ] or such
other person as may have been notified to the Debt Trustee for this purpose) with a copy to UCC.

5. This Letter of Credit may be amended only by an instrument in writing signed on behalf of the Issuing Bank and the Debt Trustee.

6. This Letter of Credit shall be governed by the laws of England and is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication Number 500 insofar as the same are applicable (and, in accordance with the second sentence of Article 17, the Issuing Bank hereby agrees that if this Letter of Credit expires during any interruption of business referred to in the first sentence of such Article, the Issuing Bank shall remain liable to make payment under this Letter of Credit in respect of any Demand made during such interruption of business or within 15 business days after it has notified the Debt Trustee that such interruption has ceased).

Yours faithfully




 ......................................................
For and on behalf of [Issuing Bank]



                        APPENDIX TO LETTER OF CREDIT

To:    [Issuing Bank]                                         L/C No: [     ]

Copy:  [UCC]


Irrevocable Letter of Credit Re Equate Petrochemical Project dated [ ] 199[ ] (the "Letter of Credit")

1. Terms defined in the Letter of Credit shall have the same meaning in this Demand.

2.    We refer to the Letter of Credit and hereby notify you that UCC is
required to pay $ [         ] in accordance with Clause 2 or Clause 3 of the
Completion Guarantee.

3.    Accordingly we hereby demand payment no later than [   ] of the sum of
$[    ], such sum to be credited to the account no. [  ] in [our] name with [
details].





[Authorised Signatory]
for [Debt Trustee]
Dated [        ]








*


The Guarantors

PETROCHEMICAL INDUSTRIES COMPANY K.S.C.

By:   KHALED BUHAMRAH

Address:    PO Box 1084
            Safat
            13011 Kuwait

Telex:      22134/22024
Telefax:    (965) 246 0224



UNION CARBIDE CORPORATION

By:   JOHN P. YIMOYINES

Address:    39 Old Ridgebury Road
            Danbury
            CT 06817
            USA

Telex:
Telefax:    (203) 794 5135


The Intercreditor Agent

NATIONAL BANK OF KUWAIT S.A.K.

By:    SHAIKHA AL BAHAR

Address:    PO Box 95
            13001 Safat Kuwait

Telex:      23226 NATBANK
Telefax:    (965) 2431888



The Debt Trustee

CITICORP TRUSTEE COMPANY LIMITED

By:   WAGDI RABBATT

Address:    Lewisham House
            25 Molesworth Street
            London
            SE13 7EX

Telex:      896581

Telefax:    (0181) 2979 224

                                                                   KP$001$6.25